Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 16, 2008 (this “Amendment”), by and between LUMINENT MORTGAGE CAPITAL, INC., a Corporation organized under the laws of the State of Maryland corporation (the “Borrower”), and ARCO CAPITAL CORPORATION LTD., a corporation organized under the laws of the Cayman Islands (the “Lender”).

WHEREAS, the Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement, dated as of September 26, 2007 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 7, 2007 and Second Amendment to Amended and Restated Credit Agreement dated as of May 9, 2008, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings given in the Credit Agreement);

WHEREAS, the Borrower and the Guarantors have requested that Lender fund a loan that would otherwise be an Expansion Loan in the amount of $14,100,015.19, which amount shall be aggregated with the Loans outstanding as of the date hereof; and

WHEREAS, the Borrower and the Guarantors have requested, and the Lender has, on terms and conditions set forth herein, agreed to certain other modifications of the Credit Agreement; and

WHEREAS, from and after the Amendment Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, all defined terms that are defined in the Credit Agreement shall have the same meanings when used herein.

SECTION 2. Amendment to the Credit Agreement. Effective as of the Amendment Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by:

(i) replacing the text of the definition of “Commitment” in its entirety with the following:

“‘Commitment” means the obligation of the Lender to make Loans pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amounts indicated below on and after the dates indicated below, as such amount may be further adjusted from time to time in accordance with this Agreement:

On and after:	Principal Amount

June 16, 2008	$29,933,032.19

July 3, 2008	$27,583,029.66

August 5, 2008	$25,233,027.13

September 4, 2008	$22,883,024.60

October 3, 2008	$20,533,022.07

November 5, 2008	$18,183,019.54

November 28, 2008	$15,835,000.00

and

(ii) adding the following definitions in their proper alphabetical sequence:

“‘June 2008 Expansion Loan’ means that certain Loan made by Lender as of June 16, 2008 in the amount of $14,100,015.19.”

“‘Sovereign Credit Agreement’ means that certain Credit Agreement, dated June 16, 2008, among the Lender, the Borrower, Saturn Portfolio Management, Inc., a Delaware corporation, Minerva Mortgage Finance Corporation, a Maryland corporation, and Sovereign Bank, a federal savings bank.”

“‘Sovereign Interest Amount’ means the amount of interest accrued on all Obligations of the Lender outstanding under the Sovereign Credit Agreement for the period beginning on the Effective Date (as defined in the Sovereign Credit Agreement) or the previous Sovereign Payment Date and ending on the day prior to the then-current Sovereign Payment Date.”

“‘Sovereign Interest Rate’ means the interest rate in effect from time to time pursuant to the Sovereign Credit Agreement (including any default interest accruing thereunder).”

“‘Sovereign Maturity Date’ means November 28, 2008.”

“‘Sovereign Payment Date’ means any date on which the Lender is obligated under the terms of the Sovereign Credit Agreement to make a payment of principal and interest thereunder.”

(iii) adding the following Section 2.12:

“Section 2.12 Repayment of June 2008 Expansion Loan. The Borrower shall repay the outstanding principal amount of the June 2008 Expansion Loan on or prior to each Sovereign Payment Date in five (5) consecutive monthly installments in an amount equal to the sum of $2,350,002.53 plus the related Sovereign Interest Amount through such date, commencing on July 3, 2008 until the Sovereign Maturity Date, on which date all unpaid principal and remaining Sovereign Interest Amount and other amounts owing with respect to the June 2008 Expansion Loan shall be due and payable in full. Notwithstanding anything herein to the contrary, it is understood and agreed that the Obligations comprising the June 2008 Expansion Loan and any related Obligations shall bear interest at the then-effective Sovereign Interest Rate except with respect to $131,950.95 thereof, such amount representing certain fees and expenses associated with the closing of the Sovereign Credit Agreement transaction, which shall bear interest at the rates set forth herein for Loans.”

(iv) replacing the Borrower’s address for notices in Section 10.02 with the following:

“Luminent Mortgage Capital, Inc.

1515 Market Street, Suite 2000
Philadelphia, Pennsylvania 19102
Attention: Karen Chang, Chief Financial Officer
Telephone: (215) 564-5919
Facsimile: (215) 564-5990”

SECTION 3. Representations and Warranties of the Borrower. The Borrower and each of the Guarantors represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lender that:

(a) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

(b) no consent of any person (including, without limitation, shareholders or creditors of the Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment which has not been obtained;

(c) this Amendment has been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) the execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party;

(e) after giving effect to this Amendment, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred and is continuing; and

(f) on the date hereof, the representations and warranties contained in the Credit Agreement and in the Related Documents are and will be true, correct and complete with the same effect as if made on the date hereof, except to the extent such representations and warranties have been qualified in writing to, and acknowledged in writing by, the Lender and except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date above written (the “Amendment Effective Date”), if, and only if:

(a) the Lender shall have received counterparts of this Amendment executed by the Borrower, the Guarantors and the Lender;

(b) all representations and warranties contained in this Amendment or otherwise made in writing to the Lender in connection herewith shall be true and correct in all material respects;

(c) the Lender shall have received such other information, materials and documentation as the Lender or its counsel may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to the Lender and its counsel; and

(d) all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Lender and its counsel.

SECTION 5. Ratification; Waiver of Defenses; and Release.

(e) The Credit Agreement, the Security Pledge Agreement, the Guarantee Agreement, the Master Netting Agreement and the other Related Documents remain in full force and effect and are hereby ratified and affirmed. The Borrower and each Guarantor hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Lender in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement, the Security Pledge Agreement, the Guarantee Agreement, the Master Netting Agreement and the other Related Documents and the Liens in the Collateral which were granted pursuant to the Related Documents and otherwise.

(f) This Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Lender or (ii) to prejudice any other right or rights which the Lender may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except to the extent hereby waived or modified, the Credit Agreement and each of the other Related Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

(g) The Borrower and each Guarantor, on its own behalf and on behalf of its respective successors and assigns, hereby waives, releases and discharges the Lender and all of its affiliates, and all of the directors, officers, employees, attorneys, agents, successors and assigns of the Lender and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Related Documents and any documents, agreements, dealings or other matters connected with any of the Related Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 5 shall become effective regardless of when the conditions to this Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 7. References. All references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Related Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

SECTION 8. Paragraph Headings. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties thereto.

SECTION 9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. Integration. This Amendment represents the entire agreement of the parties hereto with respect to the amendment of the Credit Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment, which are not fully expressed herein.

SECTION 11. Severability. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 12. Related Document. This Amendment is a Related Document pursuant to the Credit Agreement and shall (unless expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 13. Further Assurances. The Borrower and each Guarantor shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

SECTION 14. Consultation with Advisors. The Borrower and each Guarantor acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part thereof to be drafted.

SECTION 15. Acknowledgement by Guarantors. Each of the Guarantors hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that (a) the Security Pledge Agreement to which such Guarantor is a party and all of the Collateral (defined in the Security Pledge Agreement), as the case may be, described therein does, and shall continue to, secure the payment of all of the Obligations (as defined in the Security Pledge Agreement), (b) that this Amendment shall constitute a “Transaction Document” as defined in the Master Netting Agreement and that all of the Collateral (as defined in the Master Netting Agreement), as the case may be, described therein does, and shall continue to, secure the payment of all of the Obligations (as defined in the Master Netting Agreement).

SECTION 16. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BORROWER:
LUMINENT MORTGAGE CAPITAL, INC.
By:	/s/ Karen Chang

Name: Karen Chang Title: SVP and CFO

GUARANTORS:

MERCURY MORTGAGE FINANCE STATUTORY TRUST

By: /s/ Karen Chang

Name: Karen Chang
Title: Treasurer and Secretary
LUMINENT CAPITAL MANAGEMENT, INC.
By: /s/ Karen Chang

Name: Karen Chang Title: SVP and CFO

PANTHEON HOLDING COMPANY, INC.

By: /s/ Karen Chang
Name: Karen Chang
Title: Controller and Corporate Secretary

PROSERPINE LLC

By: /s/ Karen Chang
Name: Karen Chang
Title: VP, Treasurer and Secretary

MAIA MORTGAGE FINANCE STATUTORY TRUST

By: /s/ Karen Chang

Name: Karen Chang
Title: Treasurer and Secretary
SATURN PORTFOLIO MANAGEMENT, INC.
By: /s/ Karen Chang

Name: Karen Chang Title: Treasurer and Secretary

MINERVA MORTGAGE FINANCE CORPORATION

By: /s/ Karen Chang
Name: Karen Chang
Title: Treasurer and Secretary

MINERVA CDO DELAWARE SPV LLC

By: /s/ Karen Chang
Name: Karen Chang
Title: Treasurer and Secretary

OT REALTY TRUST

By: /s/ Karen Chang
Name: Karen Chang
Title: Treasurer and Secretary

LENDER:

ARCO CAPITAL CORPORATION LTD.

By: Arco Capital Management LLC, its

attorney-in-fact

By: /s/ Francesco Piovanetti
Name: Francesco Piovanetti
Title: President